Exhibit 99.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Quarterly report of Entrx Corporation (the “Company”) on Form 10-Q for the period ending September 30, 2002 as filed with the Securities and Exchange Commission and amended by Amendment No. 1 (the “Report”), I, Brian D. Niebur, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

iii.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

iv.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Brian D. Niebur

Brian D. Niebur
Chief Financial Officer
November 21, 2002